UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 14, 2012

DEHAIER MEDICAL SYSTEMS LIMITED

 (Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 501, 83 Fuxing Road

Haidian District, Beijing 100856

People’s Republic of China

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (8610) 5166-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Registrant held its 2012 Annual Meeting of Shareholders on December 14, 2012 at 8:00 am Eastern Time, at the Registrant’s executive offices located at Dehaier Medical Systems Limited, Room 501, 83 Fuxing Road, Haidian District, Beijing 100856, People’s Republic of China. A total of 3,514,488 of the Registrant’s common shares were present in person or by proxy, representing a quorum of 76.57%. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Registrant’s shareholders at the 2012 Annual Meeting of Shareholders. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

PROPOSAL 1: Election of Directors
To elect two Class II directors nominated by the Board of Directors of the Registrant to serve until the 2015 Annual Meeting of Shareholders. The two Class II nominees that received a plurality of the properly cast votes were Yunxiang (Phil) Fan and Weibing Yang, who were thereby elected as the Registrant’s Class II Directors. The tabulation of the certified voting results is as follows:

Nominee	For	Authority Withheld
Yunxiang (Phil) Fan	1,703,967	8,233
Weibing Yang	1,607,028	105,172

PROPOSAL 2: Ratification of Appointment of Independent Auditor
To ratify the appointment of Friedman LLP as the Registrant’s independent registered public accountant for the fiscal year ending December 31, 2012. The proposal was approved by a majority vote of 97.61% of the votes cast. The tabulation of the certified voting results is as follows:

For	Against	Abstain	Broker Non-Votes
3,430,636	6,243	77,609	0

(d)	Exhibits.

Number	Description of Exhibit
99.1	Press release titled “Dehaier Medical Announces Results of 2012 Annual General Meeting of Shareholders”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: December 19, 2012